Exhibit 99.1

SNAP INTERACTIVE ANNOUNCES REPAYMENT OF ALL OUTSTANDING INDEBTEDNESS

NEW YORK, NY, OCTOBER 11, 2016 / / -- Snap Interactive, Inc. ("SNAP") (OTCQB: STVI) today announced that its 12% senior secured note in the principal amount of $3,000,000 has been fully repaid. The repayment of the senior note follows the previously announced closing of the merger between Snap and A.V.M. Software, Inc. (d/b/a Paltalk) (“Paltalk”) on October 7, 2016. As a result of the merger, Snap’s term note with Paltalk in the principal amount of $200,000 was also deemed repaid in full.

Alexander Harrington, Chief Executive Officer and interim Chief Financial Officer of SNAP, said, “Consistent with our commitment to strengthening our balance sheet, we are pleased to announce that all of SNAP’s outstanding indebtedness has been fully repaid. With no debt, we believe that we will have substantial financial flexibility to execute our strategic goals and support our long-term growth strategy. We are excited for the future and believe that the combined company is off to a great start.”

IR Contact for SNAP:

IR@snap-interactive.com

About Snap Interactive, Inc.

Snap Interactive, Inc. develops, owns and operates dating applications for social networking websites and mobile platforms. The Grade is a patent-pending mobile dating application catering to high-quality singles. SNAP's flagship brand, FirstMet, is a multi-platform online dating site with a large user database of approximately 30 million users.

For more information, please visit http://www.snap-interactive.com.

The contents of SNAP’s website are not part of this press release, and you should not consider the contents of SNAP’s website in making an investment decision with respect to SNAP’s common stock.

About Paltalk

Paltalk is a leading provider of real-time, rich media, interactive social networking applications with more than 200 million registered users around the world. Paltalk is available on PC, Mac, iOS, Android and tablet devices. The Paltalk portfolio of products powers one of the world’s largest collections of video-based communities, with thousands of live group conversations on topics such as Politics, Financial Markets, Music and Dating. Paltalk through a long history of technical innovation owns a portfolio of 25 patents. The Paltalk patents protect the company's proprietary technology platform that enables server group messaging for interactive applications on the internet. The technology has many applications, including online multiplayer video games and video conferencing. Paltalk was founded in 1998 and is based in New York City.

Forward-Looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of SNAP, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation: risks and uncertainties associated with general economic, industry and market sector conditions; future growth and the ability to obtain additional financing to implement growth strategies; the ability to successfully develop and launch new applications, including dating applications with live video features; the ability to market products internationally and derive revenue therefrom; the ability to successfully license products and platforms; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; industry competition; and circumstances that could disrupt the functioning of the applications of SNAP. More detailed information about SNAP and the risk factors that may affect the realization of forward-looking statements is set forth in SNAP’s filings with the Securities and Exchange Commission ("SEC"), including SNAP’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. SNAP undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.